UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, in December 2019, MediaCo Holding Inc. (the “Company”) issued 220,000 shares of Series A Convertible Preferred Stock of the Company (the “Convertible Preferred Stock”) to SG Broadcasting LLC (“SG Broadcasting”).   Under the terms of the Convertible Preferred Stock, SG Broadcasting has exercised its right to convert 40,000 shares of the Convertible Preferred Stock into an aggregate of 3,328,728 shares of the Class A Common Stock of the Company, which amount is equal to the Accrued Value of the shares being converted divided by the Conversion Price (both capitalized terms as defined in the Company’s Articles of Amendment to Amended & Restated Articles of Incorporation establishing the Convertible Preferred Stock) as determined in accordance with the terms and conditions of the Convertible Preferred Stock.  The conversion was effective on December 28, 2022 and was effected in accordance with the provisions of Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: January 3, 2023	By:	/s/ Bradford A. Tobin
Bradford A. Tobin President, Chief Operating Officer and General Counsel